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GRC International, Inc.
Statement of Computation of Earnings Per Share
(in thousands, except for per share amounts)
                                                                        QTR ENDING                       YTD ENDING
                                                                   06/30/99     06/30/98           06/30/99     06/30/98
                                                                  -------------------------      --------------------------

BASIC
Weighted Average Number of Shares of Common
            Stock Outstanding                                          10,245       10,140              10,230       9,838

Income (Loss) from Continuing Operations                                1,486        3,991               8,906      10,702
Income (Loss) from Discontinued Operations                                  5            0                 225         758
                                                                  -------------------------      --------------------------
Net Income (Loss)                                                       1,491        3,991               9,131      11,460
                                                                  =========================      ==========================

Per Share Amount:
Income (Loss) from Continuing Operations                                 0.15         0.39                0.87        1.09
Income (Loss) from Discontinued Operations                                  0            0                0.02        0.08
                                                                  -------------------------      --------------------------
Net Income (Loss)                                                        0.15         0.39                0.89        1.17
                                                                  =========================      ==========================


FULLY DILUTED

Weighted Average Number of Shares of Common
            Stock Outstanding                                          10,245       10,140              10,230       9,838
Net Effect of Dilutive Stock Options
            Based on the Treasury Stock Method
            Using Average Market Price                                    349          245                 268         146
Net Effect of Convertible Debenture
            Based on the
            if Converted Method (ONLY IF DILUTIVE)                          0            0                   0         270
                                                                  -------------------------      -------------------------
Weighted Average Shares Outstanding                                    10,594       10,385              10,498      10,254
                                                                  =========================      ==========================

Income (Loss) from Continuing Operations                                1,486        3,991               8,906      10,702
Interest and Amortization on                                                0            0                   0         184
            Convertible Debenture (ONLY IF DILUTIVE)
Adjusted Income (Loss) from Continuing Operations                       1,486        3,991               8,906      10,886
Income (Loss) from Discontinuing Operations                                 5            0                 225         758
                                                                  -------------------------      --------------------------
Adjusted Net Income (Loss)
                                                                        1,491        3,991               9,131      11,644
                                                                  =========================      ==========================

Per Share Amount:
Adjusted Income (Loss) from Continuing Operations                        0.14         0.38                0.85        1.06
Income (Loss) from Discontinuing Operations                                 0            0                0.02        0.08
                                                                  -------------------------      --------------------------
Adjusted Net Income (Loss)                                               0.14         0.38                0.87        1.14
                                                                  =========================      ==========================
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